As filed with the Securities and Exchange Commission on December 15, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HEALTHMARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2044750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9151 Boulevard 26
North Richland Hills, Texas 76180
(Address of principal executive offices)

Second Amended and Restated HealthMarkets 2006 Management Option Plan
(Full title of the plan)

Steven P. Erwin
Executive Vice President and Chief Financial Officer
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180
(817) 255-5200
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Peggy G. Simpson
Corporate Secretary
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180
(817) 255-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate	registration
securities to be registered	registered (1)	per share (2)	offering price (2)	fee (3)
Class A-1 Common Stock, par value $0.01 per share	2,250,400	$19.95	$44,895,480	$2,505.17

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional shares of Class A-1 Common Stock that may become issuable by reason of any stock dividend, stock split, recapitalization or any similar transaction without receipt of consideration.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.

(3)	Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00005580 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

EXPLANATORY NOTE
     The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering, pursuant to Instruction E of Form S-8, an additional 2,250,400 shares of Class A-1 Common Stock, par value $0.01 per share, issuable under the Second Amended and Restated HealthMarkets 2006 Management Option Plan (the “Plan”). At a special meeting of the Registrant’s stockholders on November 21, 2008, the stockholders of the Registrant approved an amendment to the Plan providing for an increase in the shares of Class A-1 Common Stock issuable under the Plan. At a special meeting of the Registrant’s stockholders on December 1, 2009, the stockholders of the Registrant approved an amendment to the Plan providing for, among other things, (i) an additional increase in the shares of Class A-1 Common Stock issuable under the Plan, (ii) the ability of the Registrant to grant restricted shares of Class A-1 Common Stock and restricted stock units denominated in shares of Class A-1 Common Stock, and (iii) the removal of the ability of the Registrant to issue Tandem Options, as previously defined in the Plan. As a result, the shares of Class A-1 Common Stock being registered by this Registration Statement reflect an increase in the total shares of Class A-1 Common Stock reserved for issuance under the Plan from 2,339,341 to 4,589,741. Of those shares of Class A-1 Common Stock reserved for issuance under the Plan, 849,600 shares which were registered previously under the Plan and which were issuable pursuant to Tandem Option grants are now, pursuant to the terms of the Plan, as amended, issuable with respect to grants of stock options, restricted shares and restricted stock units.
     Pursuant to Instruction E of Form S-8, the Registrant hereby incorporates by reference into this Registration Statement in its entirety the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2006 (File No. 333-134171), including the exhibits thereto.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(b)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009; and

(c)	Current Reports on Form 8-K, filed with the Commission on January 20, 2009, February 12, 2009, March 2, 2009, April 6, 2009, April 13, 2009, September 1, 2009, September 14, 2009 and November 20, 2009.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
The Class A-1 Common Stock, par value $0.01 per share, is subject to the following terms:
Dividend Rights
The board of directors of the Registrant may, but is not obligated to, declare dividends at its discretion. Before any dividends are paid on the Registrant’s common stock, the holders of any preferred stock that may be issued will be entitled to receive their dividends at the rates provided for the shares of their series. Any dividends that may be declared on the common stock will be paid in an equal amount for each share of Class A-1 and Class A-2 Common Stock. Restrictions on the payment of cash dividends may be imposed in connection with future issuances of preferred stock and indebtedness by the Registrant. Any decisions as to the payment of cash dividends will be made by the board in light of then current conditions, including earnings, operations, capital requirements, liquidity, financial condition, restrictions in financing arrangements and any other relevant factors as determined by the board.
Voting Rights
Each outstanding share of Class A-1 Common Stock and Class A-2 Common Stock is entitled to one vote per share on each matter submitted to a vote of the stockholders of the Registrant, voting together as a single class. The affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote, voting as a single class, is required to approve any act or action requiring a vote of the common stockholders.
Pursuant to Delaware law, any amendment to the charter also requires approval by the affirmative vote of holders of a majority of the voting power of each affected class voting separately as a class, in addition to the affirmative vote of holders of a majority of the voting power of all classes of common stock, voting together as a single class.
Liquidation Rights
Upon the liquidation, dissolution or winding up of the Registrant, after payment of creditors and any liquidation preference of preferred stock that may be issued, the remaining net assets of the Registrant will be distributed pro rata to the holders of the common stock.
Transfer Restrictions
The holders of Class A-1 Common Stock have entered into a stockholders agreement (the “Stockholders Agreement”) which provides that shares of Class A-1 Common Stock may only be transferred, and the holder may only agree to transfer shares of Class A-1 Common Stock, as follows:
•	to the Registrant;

•	upon the death of the holder, pursuant to applicable laws of descent and distribution;

•	for estate planning purposes, pursuant to a transfer to the holder’s immediate family, whether directly or indirectly by means of a trust or partnership or other bona fide estate-planning vehicle the only beneficiaries of which the holder’s immediate family;

•	after an initial public offering of the Registrant (and subject to the provisions of the registration rights and coordination agreement into which the holders of Class A-1 Common Stock have entered) (an “IPO”), in a registered public offering; pursuant to Rule 144 promulgated under the Securities Act; in a distribution of shares by any affiliate of The Blackstone Group, Goldman Sachs Capital Partners or DLJ Merchant Banking Partners (collectively, the “Private Equity Investors”) to its general or limited partners, members, managers or shareholders; or with the approval of the Private Equity Investors holding a majority of the shares held by the Private Equity Investors;

•	if (i) prior to an IPO, (1) a Private Equity Investor(s) holding a majority of all shares of Class A-1 Common Stock held by the Private Equity Investors proposes to transfer at least one percent (1%) of the outstanding shares of Class A-1 Common Stock or (2) a Private Equity Investor(s) proposes to transfer at least five percent (5%) of the outstanding shares of Class A-1 Common Stock or (ii) after an IPO, a Private Equity Investor(s) proposes to transfer at least ten percent (10%) of the outstanding shares of Class A-1 Common Stock, then the Private Equity Investors not party to such proposed transfer may participate in such sale on a pro rata basis. If the percentage of shares of Class A-1 Common Stock to be sold in such proposed transfer exceeds fifty percent (50%) of the total shares of Class A-1 Common Stock outstanding, then all holders (including the Private Equity Investors) may participate in such sale on a pro rata basis; and

•	pursuant to the provisions in “Required Sale of Shares” set forth below.
Required Sale of Shares
If the Private Equity Investors collectively own at least fifty percent (50%) of the Registrant’s outstanding Class A-1 Common Stock, and Private Equity Investors owning at least thirty-five percent (35%) of the Registrant’s Class A-1 Common Stock enter into a definitive written agreement to sell shares of the Registrant’s common stock to any third party which, taking into account all shares to be transferred in this and all related transactions, would result in the transfer of greater than fifty percent (50%) of the outstanding common stock of the Registrant, then the selling affiliates will have the option pursuant to the Stockholders Agreement to obligate each holder of Class A-1 Common Stock to sell the same proportion of the holder’s shares as is sold by the selling affiliates. Upon the exercise of this required sale option, each holder of Class A-1 Common Stock will be subject to the same terms as those applicable to shares held by the selling affiliates, including, but not limited to, the obligation to have a portion of the purchase price held back or held in escrow pending the satisfaction of any indemnity obligations.
Redemption Rights
The Registrant has the right, pursuant to the Stockholders Agreement, to purchase any and all shares of Class A-1 Common Stock held by a Management Stockholder (as defined in the Stockholders Agreement) upon such Management Stockholder’s termination of employment with the Registrant for any reason. The purchase price for such shares shall be the fair market value of the shares as determined by the Registrant’s board of directors pursuant to the terms of the certificate of incorporation; provided, that in the event such termination of employment is for Cause (as defined in the certificate of incorporation), then such purchase price shall be the lesser of (i) fair market value and (ii) the weighted average price per share paid by such Management Stockholder.
Preemptive Rights
Pursuant to the Stockholders Agreement, subject to certain exceptions, including issuances pursuant to any employee benefit plan, if the Registrant proposes to issue shares of Class A-1 Common Stock or other equity securities, each holder of shares of Class A-1 Common Stock shall have the right to elect to purchase, for the same price and on the same terms and conditions as such proposed issuance, a number of such securities equal to the number of securities proposed to be issued multiplied by a fraction, the numerator of which shall be the number of shares of Class A-1 Common Stock owned by such holder, and the denominator of which shall be the total number of shares of Class A-1 Common Stock outstanding prior to such issuance.
Stock Exchange Listing
The Registrant’s Class A-1 Common Stock is not listed on any stock exchange.
Item 5. Interests of Named Experts and Counsel.
     The legality of the shares of Class A-1 Common Stock of the Registrant to be issued in connection with the Plan is being passed upon for the Registrant by Richard Bierman, Vice President and Associate General Counsel of the Registrant. Mr. Bierman, as a participant in the Plan, holds options to purchase shares of the Registrant’s Class A-1 Common Stock.

Item 6. Indemnification of Directors and Officers.
     Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Further subsections of DGCL Section 145 provide that:
•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
     Article XI of the Registrant’s certificate of incorporation (i) authorizes the indemnification of directors and officers (the “Indemnitees”) under specified circumstances to the fullest extent authorized by the DGCL, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, (iii) gives the Indemnitees the right to bring suit against the Company to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the Company to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The Registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act.
     Section 7.17 of the Stockholders Agreement provides for the indemnification of the Private Equity Investors and each of their directors, officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors and affiliates (other than the Registrant and its subsidiaries) against any and all losses, claims, damages or liabilities, and expenses (including attorneys’ fees) to which such person may be come subject to the extent such losses, claims, damages or liabilities or expenses arise out of or are based upon the merger of certain affiliates of the Private Equity Investors with and into the Registrant pursuant to the Agreement and Plan of Merger, dated as of September 15, 2005.
     The Registrant enters into employment agreements with certain of its executive officers and consultants that provide indemnification to the fullest extent permitted by the DGCL (including a payment of expenses in advance of final disposition of a proceeding). The employment agreements provide that the relevant executives will be indemnified against all costs, charges and expenses whatsoever incurred or sustained by such executive or his or her legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which the executive (or his or her legal representatives or other successors) may be made a party by reason of his or her having accepted employment with the Registrant or by reason of his or her being or having been a director, officer or employee of the Registrant, or any subsidiary of the Registrant, or his serving or having served any other enterprise as a director, officer or employee at the request of the Registrant. The relevant executive officers are also entitled to the protection of any insurance policies that the Registrant elects to maintain for the benefit of its directors and officers against such costs, charges and expenses. Such right to indemnification continues without time limit for so long as the executive officer may be subject to any such liability, whether or not the employment term for such executive may have ended.
     The Registrant enters into indemnification agreements with each of its directors and officers. Each indemnification agreement requires the Registrant to indemnify and hold harmless such directors and officers against any and all damages, losses, liabilities, judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) incurred by the director or officer in connection with investigating, defending, being a witness in or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such person is, was or has agreed to serve as a director or officer, or in a similar capacity for any other entity at our request, or for anything done or not done by such director or officer in any such capacity. These agreements include certain limitations on the Registrant’s obligations, particularly in situations in which such indemnification is prohibited or limited by applicable law. These agreements also require the Registrant, subject to specific terms and conditions, to advance expenses to the directors and officers incurred in connection with such actions, and provide for the reimbursement to the Registrant if it is found that such director or officer is not entitled to indemnification. The relevant directors and executive officers are also entitled to the protection of any insurance policies that the Registrant elects to maintain for the benefit of its directors and officers against such costs, charges and expenses.
     Certain of the Registrant’s employee benefit plans provide indemnification of directors and other agents against certain claims arising from administration of such plans.
Item 8. Exhibits.
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2008).

4.2	Amended By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2008).

5.1	Opinion of Richard Bierman regarding legality of securities.

23.1	Consent of Independent Registered Public Accounting Firm—KPMG LLP.

23.2	Consent of Richard Bierman (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Second Amended and Restated HealthMarkets 2006 Management Option Plan (incorporated by reference to Exhibit A to the Definitive Information Statement on Schedule 14(c) filed on November 10, 2009).

Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Richland Hills, State of Texas, on December 15, 2009.

HEALTHMARKETS, INC.
By:	/s/ Steven P. Erwin
	Name:	Steven P. Erwin
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip J. Hildebrand and Steven P. Erwin, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 14, 2009.

Signature	Title
/s/ Phillip J. Hildebrand Phillip J. Hildebrand	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Steven P. Erwin Steven P. Erwin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Connie Palacios Connie Palacios	Vice President, Controller & Principal Accounting Officer
/s/ Chinh E. Chu Chinh E. Chu	Chairman of the Board of Directors
/s/ Jason K. Giordano Jason K. Giordano	Director
/s/ Adrian M. Jones	Director
Adrian M. Jones
/s/ Mural R. Josephson	Director
Mural R. Josephson
/s/ David K. McVeigh	Director
David K. McVeigh
/s/ Sumit Rajpal	Director
Sumit Rajpal
/s/ Steven J. Shulman Steven J. Shulman	Director
/s/ Ryan M. Sprott Ryan M. Sprott	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2008).

4.2	Amended By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2008).

5.1	Opinion of Richard Bierman regarding legality of securities.

23.1	Consent of Independent Registered Public Accounting Firm—KPMG LLP.

23.2	Consent of Richard Bierman (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Second Amended and Restated HealthMarkets 2006 Management Option Plan (incorporated by reference to Exhibit A to the Definitive Information Statement on Schedule 14(c) filed on November 10, 2009).